Exhibit 10.2.6

FIFTH AMENDMENT TO THE AMENDED AND

RESTATED STOCKHOLDERS AGREEMENT

OF

SITEL WORLDWIDE CORPORATION

This Fifth Amendment to the Amended and Restated Stockholder Agreement of SITEL Worldwide Corporation (f/k/a ClientLogic Corporation) (this “Amendment”) is made by and among the Corporation, the Onex Group and OMERS (as each is defined in the Stockholders Agreement) and is effective as of January 29, 2007.

RECITALS:

WHEREAS, the Corporation and the holders of the capital stock of the Corporation entered into that certain Amended and Restated Stockholders Agreement, dated as of August 15, 2000, as further amended (the “Stockholders Agreement”);

WHEREAS, Section 8.9(b) of the Stockholders Agreement grants the Corporation, the Onex Group and OMERS the right to amend such agreement; and

WHEREAS, the Corporation, the Onex Group and OMERS desire to amend Section 3.3(d) of the Stockholders Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

AMENDMENT OF STOCKHOLDERS AGREEMENT

Section 1.1 Amendment to Section 3.3(d). Section 3.3(d) of the Stockholders Agreement is hereby amended so that the existing Section 3.3(d) shall become Section 3.3(d)(i) and the following language shall be inserted as a new Section 3.3(d)(ii):

“Notwithstanding the foregoing, if any Major Stockholder delivers a written waiver of its rights to participate in a certain Preemptive Rights Offer to the Corporation prior to the date of the mailing of an Offer Notice by the Corporation to the Qualified Major Stockholders relating to such Preemptive Rights Offer, then any securities that such Major Stockholder may have been entitled to purchase in accordance with its Proportionate Interest shall not be deemed Second Round Securities and therefore will not be available for purchase by the participating Qualified Major Stockholders.”

ARTICLE II

MISCELLANEOUS

Section 2.1 Defined Terms. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Stockholders Agreement.

Section 2.2 Effect of Amendment. Except as specifically provided herein, the Stockholders Agreement is in all respects ratified and confirmed. All of the terms, conditions and provisions of the Stockholders Agreement as hereby amended shall be and remain in full force and effect.

Section 2.3 Entire Agreement. This Amendment, together with the unaltered portions of the Stockholders Agreement, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 2.4 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules thereof.

Section 2.5 Duplicate Originals. This Amendment may be executed in as many counterparts as may be necessary or convenient, and each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

SITEL WORLDWIDE CORPORATION

By:	/s/ Illegible
Name:
Title:

ONEX CORPORATION

By:	/s/ Illegible
Name:
Title:

ONEX CLIENTLOGIC HOLDINGS, LLC

By:	/s/ Illegible
Name:
Title:

OMERS ADMINISTRATION CORPORATION

By:	/s/ Patrick G. Crowley
	Name:	Patrick G. Crowley
	Title:	Chief Financial Officer

By:	/s/ Selma M. Lussenburg
	Name:	Selma M. Lussenburg
	Title:	Sr. Vice President, General
Counsel & Corporate Secretary

3